UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, Irina Ridley notified NeuroPace, Inc. (the “Company”) that she was resigning from her role as the Company’s Chief Legal Officer and Corporate Secretary and that her last day of employment will be March 6, 2024 (the “Separation Date”). The Company entered into a separation and transition agreement (the “Transition Agreement”), dated February 7, 2024, with Ms. Ridley, pursuant to which Ms. Ridley will provide transition services through the Separation Date to assist with a smooth transition of her duties. Through the Separation Date, Ms. Ridley will (i) continue to receive base salary at her current annual rate, (ii) participate in the Company’s health and benefit plans, (iii) vest with respect to outstanding equity awards held by her, and (iv) be eligible to receive a 2023 annual bonus, which will be paid consistent with the Company’s bonus payout timeline. In addition, pursuant to the Transition Agreement, Ms. Ridley will provide consulting services to the Company beginning on the Separation Date through December 31, 2024 (the “Consulting Period”). During the Consulting Period, Ms. Ridley’s initial stock option award granted on January 20, 2021 will continue to vest and all other outstanding equity awards held by Ms. Ridley will cease vesting as of the Separation Date. All vested option awards held by Ms. Ridley as of the Separation Date will remain outstanding and exercisable in accordance with the terms and conditions of the applicable award agreements.

The Transition Agreement also sets forth the severance benefits following a termination of employment with the Company pursuant to the Company’s Officer Severance Benefit Plan, which includes cash severance benefits equal to the sum of 12 months of Ms. Ridley’s base salary, payable in the form of salary continuation over a twelve-month period, as well as reimbursement of up to 12 months of COBRA premiums. Ms. Ridley will also receive an additional one-time cash payment in the amount of $32,226. The severance payments and the one-time cash payment will be contingent on Ms. Ridley providing a general release of claims.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Transition Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024, and upon filing will be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: February 7, 2024	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer